Exhibit 99.5

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective August 28, 2026 between Barclays Capital Real Estate Inc., as seller (the “Mortgage Loan Seller”), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (in such capacity, the “Purchaser”).

The Mortgage Loan Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and, if applicable, manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”). For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A.

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and, if applicable, manufactured housing community mortgage loans, to the Benchmark 2026-V23 Mortgage Trust, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of commercial mortgage pass-through certificates (the “Certificates”) and the RR Interest. The offer and sale of certain classes of the Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust Fund will be created, the Certificates will be issued and the RR Interest will be created pursuant to a pooling and servicing agreement, dated as of August 1, 2026 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (in such capacity, the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), K-Star Asset Management LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as trustee (in such capacity, the “Trustee”), as custodian and as paying agent, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”).

The Purchaser intends to sell the Registered Certificates to Deutsche Bank Securities Inc. (“DBSI”), Goldman Sachs & Co. LLC (“GS&Co.”), Citigroup Global Markets Inc. (“CGMI”), Barclays Capital Inc. (“BCI”), BMO Capital Markets Corp. (“BMO Capital”), Academy Securities, Inc. (“Academy”) and Mischler Financial Group, Inc. (“Mischler” and, together with DBSI, GS&Co., CGMI, BCI, BMO Capital and Academy, in their capacities as underwriters, the “Underwriters”) pursuant to an underwriting agreement, dated as of August 14, 2026 (the “Underwriting Agreement”). The Purchaser intends to sell certain of the Non-Registered Certificates to DBSI, GS&Co., CGMI, BCI, BMO Capital, Academy and Mischler (in their capacities as initial purchasers and, together with the Underwriters, the “Principals”) pursuant to a certificate purchase agreement, dated as of August 14, 2026 (the “Certificate Purchase Agreement”). Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or, if not defined therein, in the Indemnification Agreement, dated as of August 14, 2026 (the

“Indemnification Agreement”), by and between the Mortgage Loan Seller, the Purchaser and the Principals.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.                Agreement to Purchase. Subject to the terms and conditions set forth in this Agreement, the Mortgage Loan Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt by the Mortgage Loan Seller (or its designee) of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on or about August 28, 2026 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of $33,500,000, subject to a variance of plus or minus 5.0%. The purchase price of the Mortgage Loans (inclusive of accrued interest and exclusive of the Mortgage Loan Seller’s share of the costs set forth in Section 9 hereof) (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth in (and subject to the adjustments contemplated by) the bill of sale (substantially in the form of Exhibit F to this Agreement), to be entered into between the Mortgage Loan Seller and the Purchaser in connection with this Agreement and the issuance of the Certificates and the creation of the RR Interest (the “Bill of Sale”).

Section 2.                Conveyance of Mortgage Loans. (a) On the Closing Date, subject only to receipt by the Mortgage Loan Seller (or its designee) of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Mortgage Loan Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, and without limiting Section 4(a) hereof without recourse, all the right, title and interest of the Mortgage Loan Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”): the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Mortgage Loan Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to (i) that certain Servicing Rights Appointment Agreement, dated as of August 28, 2026, between the Master Servicer and the Mortgage Loan Seller, (ii) the rights of any related Companion Loan Noteholder pursuant to the related Intercreditor Agreement, if any, (iii) any Other Pooling and Servicing Agreement related to a Non-Serviced Whole Loan, if any, and (iv) the Mortgage Loan Seller’s Retained Defeasance Rights and Obligations, if any. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the

Mortgage Loan Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Mortgage Loan Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Mortgage Loan Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Mortgage Loan Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, without limiting the requirements of the first paragraph of Section 2(d), after such later date on which the Mortgage Loan Seller has received all the missing filing/recording information, the Mortgage Loan Seller shall, or shall at the expense of the Mortgage Loan Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee in the following form: “Computershare Trust Company, National Association, as Trustee, for the benefit of the Holders of Benchmark 2026-V23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-V23” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders)) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Section 2.01(a) of the Pooling and Servicing Agreement (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clauses (v)(B) and (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for filing or recording. Each such document shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative, in which case the Mortgage Loan Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt) following recording, and each such document shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative, in which case the Mortgage Loan Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Mortgage Loan Seller or its designee shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee) for recording or filing, as appropriate, at the Mortgage Loan Seller’s expense. In the event that the Mortgage Loan Seller receives the original recorded or filed copy, the Mortgage Loan Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than five (5) Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Mortgage Loan Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

Notwithstanding any contrary provision set forth in this Section 2 or in Article II of the Pooling and Servicing Agreement, in connection with any Servicing Shift Mortgage Loan, (1) instruments of assignment may be in blank and need not be recorded pursuant to this Agreement until the earliest of (i) the Servicing Shift Securitization Date, in which case such instruments are required to be assigned and recorded pursuant to the related Other Pooling and Servicing Agreement, (ii) the date such Servicing Shift Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with Section 2.01(a) of the Pooling and Servicing Agreement, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with Section 2.01(a) of the Pooling and Servicing Agreement, (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earliest of (i) the related Servicing Shift Securitization Date, in which case such amendment shall be in accordance with the related Other Pooling and Servicing Agreement, (ii) the date such Servicing Shift Whole Loan becomes a Specially Serviced Loan prior to such Servicing Shift Securitization Date, in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (iii) 180 days following the Closing Date, in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (3) on and following the Servicing Shift Securitization Date, the Person selling such Companion Loan to the related Other Depositor, at its own expense, shall be (a) entitled to direct the Trustee or Custodian to deliver the originals of all mortgage loan documents in its possession (other than the promissory note evidencing such Servicing Shift Mortgage Loan) to the related Other Trustee or custodian therefor, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Trustee or Custodian of photocopies of the mortgage loan documents so delivered to such Other Trustee or other custodian, (c) entitled to cause the completion (or in the event of a recordation as contemplated by clause (1)(ii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of such Other Trustee or other custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow

Payment, reserve funds and items specified in clauses (xix) and (xx) of Section 2.01(a) of the Pooling and Servicing Agreement, for such Servicing Shift Whole Loan to the related Other Servicer.

On the Closing Date, upon (i) notification from the Mortgage Loan Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Mortgage Loan Seller (or its designee) and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Certificate Administrator or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)               In connection with the Mortgage Loan Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement for each Mortgage Loan so assigned (with originals with respect to clause (i) and copies with respect to clauses (ii), (vii), (xi) and (xix)) and, except as otherwise provided in Section 2(d) below, within 30 days following the Closing Date, the remaining applicable documents required to be included in the Mortgage File (as defined below) for each such Mortgage Loan, with copies to the Master Servicer; provided that, with respect to a Mortgage Loan that is included in a Serviced Whole Loan, except for the Mortgage Note referred to in clause (i)(B) of Section 2.01(a) of the Pooling and Servicing Agreement, only a single original set of Loan Documents is required to be delivered. With respect to a Mortgage Loan that is a Non-Serviced Mortgage Loan, any assignments or other transfer documents referred to in the Mortgage File as being in favor of the Trustee shall instead be in favor of the applicable Other Trustee, and (1) if the Custodian is not also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements will be met by the delivery by or on behalf of the Mortgage Loan Seller to the Custodian of copies of the documents specified in the Mortgage File (other than the Mortgage Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan and copies of the companion notes, or (2) if the Custodian is also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements shall be met by the delivery by the Mortgage Loan Seller to the Custodian of only the original Mortgage Note, intervening endorsements and intercreditor agreement evidencing such Non-Serviced Mortgage Loan (and, if any document specified in the Mortgage File was not required to be delivered in connection with the related Other Securitization, a copy of such document).

The “Mortgage File” with respect to each Mortgage Loan means, subject to the limitations, qualifications and exceptions set forth in this Agreement and Section 2.01 of the Pooling and Servicing Agreement, the documents and instruments listed in Section 2.01(a)(i)-(xxi) of the Pooling and Servicing Agreement.

(c)               If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)               If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (iv), (v), (viii), (xiv) and (xvi) of Section 2.01(a) of the Pooling and Servicing Agreement and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, by the applicable title insurance company or by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Section 2.01(a) of the Pooling and Servicing Agreement solely because such policy has not yet been issued, the delivery requirements of Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clauses (xix) and (xx) of Section 2.01(a) of the Pooling and Servicing Agreement, the Mortgage Loan Seller acknowledges that the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this

Agreement by delivering the original of each such document to the Master Servicer. The Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall, except in the case of a Non-Serviced Mortgage Loan, change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust. In the event that the documents specified in clause (xx) of Section 2.01(a) of the Pooling and Servicing Agreement are missing with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) because the related assignment or amendment documents have not been completed, the Mortgage Loan Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Upon written request from the Master Servicer or the Special Servicer, the Mortgage Loan Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Mortgage Loan Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

(e)               [Reserved].

(f)                Except as provided below, and except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, all documents and records in the Mortgage Loan Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Mortgage Loan Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, that the Mortgage Loan Seller shall not be required to deliver, and the Servicing File shall not be deemed to include drafts of Loan Documents, attorney-client or internal communications of the Mortgage Loan Seller or its affiliates or Mortgage Loan Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Mortgage Loan Seller’s attorneys). If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Mortgage Loan Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(g)               Each of the Mortgage Loan Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax, accounting and any regulatory purposes. Following the transfer of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(h)               Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Mortgage Loan Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Mortgage Loan Seller to Purchaser and not a pledge of the Mortgage Loans by Mortgage Loan Seller to Purchaser to secure a debt or other obligation of Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Mortgage Loan Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)                                this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)                             the conveyance provided for in this Agreement shall hereby grant from Mortgage Loan Seller to Purchaser, and Mortgage Loan Seller hereby grants to Purchaser, a security interest in and to all of Mortgage Loan Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)                          the possession by Purchaser or its assignee of the Mortgage Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)                         notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Mortgage Loan Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC financing statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(i)                It is further acknowledged and agreed by the Mortgage Loan Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement) to the Trustee on behalf of the Certificateholders and the RR Interest Owner, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders and the RR Interest Owner, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders and the RR Interest Owner had been an original party to this Agreement.

Section 3.                Examination of Mortgage Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy available in equity or at law under Section 6 for a breach of the Mortgage Loan Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

Section 4.                Representations, Warranties and Covenants of the Mortgage Loan Seller. (a) The Mortgage Loan Seller hereby makes, as of the Cut-off Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Mortgage Loan, subject to the exceptions set forth in Schedule D-1 to Exhibit D.

(b)               In addition, the Mortgage Loan Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)                                The Mortgage Loan Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)                             The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance of, and compliance with, the terms of this Agreement by the Mortgage Loan Seller, do not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

(iii)                          The Mortgage Loan Seller has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)                         This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Mortgage Loan Seller is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)                            The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vi)                         No litigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller the outcome of which, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vii)                      The Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Principals, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)                   No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Mortgage Loan Seller of, or compliance by the Mortgage Loan Seller with, this Agreement, or the consummation by the Mortgage Loan Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Mortgage Loan Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Mortgage Loan Seller under this Agreement.

(ix)                           Except for the agreed-upon procedures reports obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans and a comparison of information relating to the underwriting of the Mortgage Loans (such reports, collectively, the “Accountant’s Due Diligence Report”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus. The Mortgage Loan Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Principals are third-party beneficiaries of the provisions set forth in this Section 4(b)(ix).

(c)               Upon discovery by any of the Mortgage Loan Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Trustee, any Certificateholder or the RR Interest Owner or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser or the Trustee on behalf of the Certificateholders and the RR Interest Owner, the party discovering such breach shall (if the discovering party is the Mortgage Loan Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Mortgage Loan Seller and/or the other parties, as applicable.

(d)               With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise deliver a new comfort letter (or any new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trust, the Mortgage Loan Seller or its designee shall provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, within 45 days of the Closing Date

(or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

(e)               Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to (or as instructed by) the Depositor, together with an index identifying each such document delivered, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(f)                Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide the Depositor (together with copies to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Asset Representations Reviewer, which copies may be sent by email to the addresses set forth for such parties in Section 12.05 of the Pooling and Servicing Agreement) with a certificate stating that (i) the Mortgage Loan Seller has delivered or caused to be delivered an electronic copy of the Diligence File for each Mortgage Loan, (ii) the Diligence File contains all documents and information required under the definition of “Diligence File” and (iii) the Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(g)               With respect to any Mortgage Loan, upon written request of the Asset Representations Reviewer (pursuant to Section 11.01(b)(ii) of the Pooling and Servicing Agreement) for any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan, in each case that are necessary for the Asset Representations Reviewer to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the Mortgage Loan Seller shall provide to the Asset Representations Reviewer (or the Special Servicer at its request) within ten (10) Business Days of the Mortgage Loan Seller’s receipt of such written request (which time period may be extended upon mutual agreement between the Mortgage Loan Seller and the Asset Representations Reviewer), copies of such additional documents requested by the Asset Representations Reviewer and in the possession of the Mortgage Loan Seller relating to the related Delinquent Loan, to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement; provided that the Mortgage Loan Seller shall not be required to deliver information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications;

(h)               Upon the completion of an Asset Review with respect to each Mortgage Loan and within forty-five (45) days of the Mortgage Loan Seller’s receipt of a written invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay to the Asset Representations Reviewer the related Asset Representations Reviewer Asset Review Fee for such Asset Review attributed to the related Mortgage Loan;

(i)                 The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Mortgage Loan Seller to pay the fees described under Section 4(h) above within 90 days of the Mortgage Loan Seller’s receipt of a written invoice from the Asset Representations Reviewer or (ii) any failure by the Mortgage Loan Seller to provide all documents and information required to be delivered by it pursuant to Section 4(e) and Section 4(g) of this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement); and

(j)                 The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.04 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

(k)               With respect to any Non-Serviced Mortgage Loan that is (or may become pursuant to the related Intercreditor Agreement) part of a Non-Serviced Whole Loan, (x) in the event that the Closing Date occurs on or prior to the closing date of the Other Securitization, the Mortgage Loan Seller shall provide (or cause to be provided) to the Depositor (and counsel thereto) and the Certificate Administrator (i) written notice in a timely manner of (but no later than three (3) Business Days prior to) the closing date of such Other Securitization, and (ii) no later than one (1) Business Day after the closing date of such Other Securitization, a copy of the Other Pooling and Servicing Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing of the Other Securitization, the Mortgage Loan Seller shall provide, or cause the Other Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Other Pooling and Servicing Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (i) two (2) Business Days prior to the Closing Date and (ii) one (1) Business Day after the closing date of such Other Securitization.

Section 5.                Representations, Warranties and Covenants of the Purchaser.

(a)               The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Mortgage Loan Seller that:

(i)                                The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)                             The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

(iii)                          The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)                         This Agreement, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)                            The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)                         No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)                      The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Mortgage Loan Seller, the Principals and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

(viii)                   No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(ix)                           The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Principals at least six (6) Business Days before the first sale in the offering contemplated by the Prospectus; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Prospectus as required by Rule 15Ga-2.

(b)               Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Mortgage Loan Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

Section 6.                Repurchases; Substitutions. (a) If the Purchaser discovers that any document constituting a part of a Mortgage File that is required to be delivered by the Mortgage Loan Seller has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Mortgage Loan Seller. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.02 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect. Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Mortgage Loan Seller shall, not later than 90 days from the Mortgage Loan Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” as described in the preceding sentence, not later than 90 days after any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach, provided that the Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (other than with respect to a Whole Loan, for which no substitution shall be permitted) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date); provided, however, that if (i) such Material Defect or Material Breach (other than one relating to a deemed Material Defect under the proviso to the immediately preceding sentence) is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions, (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, and (iv) the Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Certificate Administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Trustee, the Operating Advisor, the Asset Representations Reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reason the cure was not effected within the initial 90-day period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, the Mortgage Loan Seller agrees that any Defect as such term is defined in the related controlling Other Pooling and Servicing Agreement (other than a Defect related to the promissory note for the related Companion Loan) will constitute a Defect under this Agreement.

No delay in either the discovery of a Material Defect or Material Breach on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect or Material Breach shall relieve the Mortgage Loan Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect or Material Breach, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect or Material Breach (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Mortgage Loan Seller from curing such Material Defect or Material Breach and (iii) provided that the Mortgage Loan Seller is afforded a cure period of 90 days from the Mortgage Loan Seller’s receipt of notice thereof, such Material Defect or Material Breach did not relate to a Mortgage Loan not being a “qualified mortgage” as described in this section.

If the Mortgage Loan Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes. Subject to the immediately preceding paragraph, the failure of the Master Servicer, the Special Servicer, the Operating Advisor, the

Asset Representations Reviewer, the Certificate Administrator or the Trustee to notify the Mortgage Loan Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that the Mortgage Loan Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 of Exhibit D to this Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon receipt of notice from the Master Servicer or Special Servicer, the Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of the Mortgage Loan Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material Defect provided in the four preceding paragraphs, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, only if the Mortgage Loan Seller is not affiliated with the Directing Holder, and only with respect to any Mortgage Loan that is not an applicable Excluded Loan or any Servicing Shift Mortgage Loan, with the consent of the Directing Holder) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3) (without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), may not be cured by a Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect.

(b)               In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)                                the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Mortgage Loan Seller, and the Mortgage Loan Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and any and all other documents pertaining to such Mortgage Loan possessed by it (other than attorney-client communications that are privileged communications), upon delivery:

(A)             to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

(B)              to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price or the Substitution Shortfall Amount from the Mortgage Loan Seller;

(ii)                             each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Mortgage Loan Seller, as the case may be, to the Mortgage Loan Seller as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each Removed Mortgage Loan to the extent such ownership was transferred to the Trustee; and

(iii)                          the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Mortgage Loan(s) to the Mortgage Loan Seller.

(c)               This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach. If the Mortgage Loan Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Mortgage Loan Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Mortgage Loan Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6. To the extent the Mortgage Loan Seller prevails in such proceeding, the Purchaser shall reimburse the Mortgage Loan Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a Rating Agency Confirmation with respect to such release.

(d)               As to any Qualified Substitute Mortgage Loan, at the direction of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), the Mortgage Loan Seller shall deliver to the Custodian for such Qualified Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by clause (i) of Section 2.01(a) of the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, Periodic Payments due with respect to Qualified Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders and the RR Interest Owner pursuant to the Pooling and Servicing Agreement will include the Periodic Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount. At the direction of the Certificate Administrator, the Mortgage Loan Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualified Substitute Mortgage Loans, without any reimbursement thereof. Any Mortgage Loan that is repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)               If the Mortgage Loan Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Mortgage Loan Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Mortgage Loan Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence or commencement, as applicable, thereof). Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(f)                The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required pursuant to Rule 15Ga-1 under the Exchange Act to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Mortgage Loan Seller, the Depositor shall provide to the Mortgage Loan Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Mortgage Loan Seller to complete and file such Form ABS-15G.

(g)               The Mortgage Loan Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Mortgage Loan Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines. In addition, the Mortgage Loan Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

(h)               Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Mortgage Loan Seller of, any Material Defect or Material Breach.

(i)                 If any Breach pertains to a representation or warranty that the related Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the Mortgage Loan Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related

Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Borrower, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the Borrower shall promptly be returned to the Mortgage Loan Seller pursuant to Section 2.03(e), of the Pooling and Servicing Agreement.

Section 7.                Closing. The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Hogan Lovells Cadwalader US LLP, 200 Liberty Street, New York, New York 10281 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)                                All of the representations and warranties of the Mortgage Loan Seller and the Purchaser specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)                             All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)                          The Mortgage Loan Seller shall have delivered and released to the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)                         The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)                            All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)                         The Mortgage Loan Seller (or its designee) shall have received the Mortgage Loan Purchase Price, and the Mortgage Loan Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)                      The Underwriting Agreement and the Certificate Purchase Agreement shall not have been terminated in accordance with their respective terms.

Each of the parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 8.                Closing Documents. The Closing Documents shall consist of the following:

(a)               This Agreement and the Bill of Sale duly executed and delivered by the Purchaser and the Mortgage Loan Seller;

(b)               An officer’s certificate from the Mortgage Loan Seller substantially in the form of Exhibit E hereto, executed by the Secretary or an attesting secretary of the Mortgage Loan Seller and dated the Closing Date, and upon which the Purchaser and the Principals may rely, attaching thereto as exhibits the Mortgage Loan Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)               A certificate of good standing regarding the Mortgage Loan Seller, dated not earlier than 30 days prior to the Closing Date;

(d)               A certificate executed by an authorized officer certifying that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of the Mortgage Loan Seller in or made pursuant to Section 4(a) and Section 4(b) of this Agreement are true and correct in all material respects at and as of the Closing Date (or as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the Closing Date, (ii) the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied by the Mortgage Loan Seller at or prior to the Closing Date, and (iii) since the date of this Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to this Agreement, any material adverse change in the financial condition of the Mortgage Loan Seller, executed by an executive officer of the Mortgage Loan Seller, on the Mortgage Loan Seller’s behalf and dated the Closing Date, upon which the Purchaser and the Principals may rely;

(e)               Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Mortgage Loan Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Mortgage Loan Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and the Principals;

(f)                Any other opinions of counsel for the Mortgage Loan Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser and the Principals as addressees;

(g)               (i) A certificate of the senior executive officer of the Mortgage Loan Seller or the representative of the Mortgage Loan Seller directly responsible for the underwriting, origination and/or sale of the Mortgage Loans, in the form and substance acceptable to the Purchaser and the Mortgage Loan Seller (a “Mortgage Loan Seller CEO Certification”) and dated as of the date of the Preliminary Prospectus, and (ii) a Mortgage Loan Seller CEO Certification dated as of the date of the Prospectus; and

(h)               Such further certificates, opinions and documents as the Purchaser may reasonably request.

Section 9.                Costs. The Mortgage Loan Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Mortgage Loan Seller, (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the Mortgage Loan Seller’s Shared Expense Percentage of the Shared Expenses (each as defined in the Memorandum of Understanding, dated as of July 16, 2026, between DBSI, GS&Co., CGMI, BCI and BMO Capital (the “MOU”)). All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

Section 10.            Notices. Any communication provided for or permitted hereunder shall be in writing and, unless otherwise specified in this Agreement, shall be deemed to have been given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, and received by the addressee, (c) sent by courier and received by the addressee, or (d) transmitted by email or facsimile transmission (or any other type of electronic transmission agreed upon by the parties), to the address of the applicable party set forth in Section 12.05 of the Pooling and Servicing Agreement or, as to any such party, to such other address as may hereafter be furnished by such party to the other parties hereto in writing.

Section 11.            Notice of Exchange Act Reportable Events. The Mortgage Loan Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to the Mortgage Loan Seller, required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117, 1121(c)(2) and/or 1124 of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K. In each case, the disclosure information that is to be delivered by the Mortgage Loan Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable). The Mortgage Loan Seller shall deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Mortgage Loan Seller becomes aware of such event (and in no event more than two (2) business days following the Mortgage Loan Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K).The Mortgage Loan Seller shall deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15 business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K. The Mortgage Loan Seller shall reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator, upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Mortgage Loan Seller at or prior to the Closing Date and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Mortgage Loan Seller shall not be required to provide any documents that are proprietary to the related originator or the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis. Notwithstanding anything herein to the contrary, the Mortgage Loan Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Mortgage Loan Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.

The obligation of the Mortgage Loan Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended. The Mortgage Loan Seller hereby acknowledges that the information to be provided by it pursuant to this Section 11 will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

Section 12.            Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser or its designee.

Section 13.            Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.            Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 15.            GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 16.            WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.

THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 17.            Further Assurances. The Mortgage Loan Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 18.            Successors and Assigns. The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any Person into which the Mortgage Loan Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any Person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement), to the Trustee, for the benefit of the Certificateholders and the RR Interest Owner, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their permitted successors and permitted assigns. The Asset Representations Reviewer shall be an express third-party beneficiary of Sections 4(e), 4(f), 4(g) and 4(h) of this Agreement.

Section 19.            Amendments. No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

Section 20.            Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the

Trustee), the Bill of Sale and the Indemnification Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 21.            Recognition of U.S. Special Resolution Regimes. (a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

(c)               For the purposes of this Section 21 and Section 22, the following definitions apply:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 22.            Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings. (a) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 21, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

BARCLAYS CAPITAL REAL ESTATE INC.

By:	/s/ Kara Foley
Name: Kara Foley
Title: Authorized Signatory
BMARK 2026-V23 – Mortgage Loan Purchase Agreement (BCREI)

DEUTSCHE MORTGAGE & ASSET
RECEIVING CORPORATION

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Robert-Christopher Jones
Name: Robert-Christopher Jones
Title: Managing Director
BMARK 2026-V23 – Mortgage Loan Purchase Agreement (BCREI)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)                                  the Loan Number;

(ii)                               the Mortgage Loan Seller;

(iii)                            the Mortgage Loan name;

(iv)                           the street address (including city, state and zip code) of the related Mortgaged Property;

(v)                              the Mortgage Rate in effect as of the Cut-off Date;

(vi)                           the Revised Rate of such Mortgage Loan, if any;

(vii)                        the original principal balance;

(viii)                     the Stated Principal Balance as of the Cut-off Date;

(ix)                             the Maturity Date or Anticipated Repayment Date for each Mortgage Loan;

(x)                                the Due Date;

(xi)                             the amount of the Periodic Payment due on the first Due Date following the Cut-off Date (or, in the case of a Mortgage Loan that provides an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, the average of the first 12 monthly payments of principal and interest payable during the amortization period);

(xii)                          the Servicing Fee Rate (separately designating the Master Servicing Fee Rate, any Primary Servicing Fee Rate, any subservicing fee rate and any Non-Serviced Mortgage Loan Primary Servicing Fee Rate);

(xiii)                       whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xiv)                      whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(xv)                         whether the Mortgage Loan is part of a Whole Loan;

(xvi)                      whether the Mortgage Loan is secured in any part by a leasehold interest; and

A-1

(xvii)                   whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. A comparable list shall be prepared with respect to each Serviced Companion Loan. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

A-2

Benchmark 2026-V23 - Mortgage Loan Schedule

															Servicing Fee Rate
		Mortgage Loan						Mortgage	Revised	Original Principal	Cut-off Date	Maturity Date	Due	Monthly	Master Servicing
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Rate	Balance ($)	Stated Principal Balance ($)	or ARD	Date	Debt Service ($)(1)	Fee Rate
11	11	Barclays	Franklin 8 Pack	Various	Various	Virginia	Various	6.33000%	NAP	25,000,000	25,000,000	5/6/2031	6	133,706.60	0.00125%
11.01	11.01		Magnolia Estates	1161 Woods Parkway	Suffolk	Virginia	23434
11.02	11.02		Woodshire	3224 South Military Highway	Chesapeake	Virginia	23323
11.03	11.03		Windy Hills	8920 Pocahontas Trail	Williamsburg	Virginia	23188
11.04	11.04		Twin Ponds	10403 Twin Ponds Drive	Windsor	Virginia	23487
11.05	11.05		Denbigh	161 Rodeo Circle	Newport News	Virginia	23608
11.06	11.06		Windsor Manor	11 North Prince Boulevard	Windsor	Virginia	23487
11.07	11.07		Jones Creek Landing	21144 Boundary Road	Carrollton	Virginia	23314
11.08	11.08		Greensprings	4131 Centerville Road	Williamsburg	Virginia	23188
24	24	Barclays	LockSmart Climate Storage	1901 South Colorado Street	Lockhart	Texas	78644	6.61000%	NAP	8,500,000	8,500,000	8/6/2031	6	47,471.12	0.00125%

Benchmark 2026-V23 - Mortgage Loan Schedule

				Servicing Fee Rate		Non-Serviced	Interest
		Mortgage Loan		Serviced Loan Primary	Serviced Loan	Mortgage Loan Primary	Accrual	Letter of	Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Servicing Fee Rate	Subservicing Fee Rate	Primary Servicing Fee Rate	Method	Credit	Whole Loan	Interest	or Subordinate Debt
11	11	Barclays	Franklin 8 Pack	0.00000%		0.00125%	Actual/360	No	Yes		NAP
11.01	11.01		Magnolia Estates							Fee
11.02	11.02		Woodshire							Fee
11.03	11.03		Windy Hills							Fee
11.04	11.04		Twin Ponds							Fee
11.05	11.05		Denbigh							Fee
11.06	11.06		Windsor Manor							Fee
11.07	11.07		Jones Creek Landing							Fee
11.08	11.08		Greensprings							Fee
24	24	Barclays	LockSmart Climate Storage	0.00125%			Actual/360	No	No	Fee	NAP

EXHIBIT B

[RESERVED]

Ex. B-1

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

POWER OF ATTORNEY
(Barclays Capital Real Estate Inc.)

KNOW ALL MEN BY THESE PRESENTS, that Barclays Capital Real Estate Inc., as seller under that certain Mortgage Loan Purchase Agreement dated and effective August 28, 2026 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [Midland Loan Services, a Division of PNC Bank, National Association (the “Master Servicer”)][K-Star Asset Management LLC (the “Special Servicer”)], as [master][special] servicer under the Pooling and Servicing Agreement dated as of August 1, 2026, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, K-Star Asset Management LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator, as paying agent, as custodian and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than any Mortgage Loan that is a Non-Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by

Exh. C-1

virtue hereof; provided that, if not earlier terminated, this power of attorney shall terminate on the Rated Final Distribution Date (as defined in the Pooling and Servicing Agreement).

Exh. C-2

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__] day of [_____] 20[__].

BARCLAYS CAPITAL REAL ESTATE INC.

By:
Name:
Title:
Exh. C-3

STATE OF	)
: ss.:
COUNTY OF	)

On the ______ day of _____ in the year ____, before me, the undersigned, personally appeared _________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name:	Hogan Lovells Cadwalader US LLP
Address:	200 Liberty Street New York, New York 10281
Exh. C-4

EXHIBIT D

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Other Securitization), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without

Exh. D-1

limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after August 7, 2026.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Other Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Other Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Schedule D-1 to this Exhibit D (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or
Exh. D-2

encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.
(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan,
Exh. D-3

there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule D-2 to this Exhibit D, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.
Exh. D-4

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization).
Exh. D-5

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency

Exh. D-6

Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only) the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

Exh. D-7

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain, or cause to be maintained, all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
Exh. D-8

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(20)	REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related
Exh. D-9

Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use or the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its
Exh. D-10

principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the

Exh. D-11

Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Ratings Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule D-1 to this Exhibit D; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
Exh. D-12

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Schedule D-1 to this Exhibit D, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-2 to this Exhibit D, or future permitted mezzanine debt in each case as set forth on Schedule D-3 to this Exhibit D or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-4 to this Exhibit D or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity
Exh. D-13

represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain
Exh. D-14

circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
Exh. D-15

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
Exh. D-16

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit D.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit D. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage
Exh. D-17

Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
Exh. D-18

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule D-4 to this Exhibit D.
(44)	Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the related Other Trustee) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization or its designee providing notice of the transfer of such note to the related Other Securitization) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of
Exh. D-19

the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

Exh. D-20

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
24	LockSmart Climate Storage	(16) Insurance	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the mortgagee’s prior written consent thereto and (ii) confirmed that the mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
11	Franklin 8 Pack	(24) Local Law Compliance

Certain building code violations are open at the Denbigh Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to cure and discharge the violations.

The surveys delivered in connection with the origination of the Mortgage Loan were not certified to the Mortgagee or its successors and assigns. The Mortgage Loan documents require the Mortgagor to provide updated surveys for the Mortgaged Properties certified to the Mortgagee and its successors and assigns.

The Woodshire Mortgaged Property is legal nonconforming as to use as manufactured home park uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged by a casualty to an extent equal to or less than 50% of its assessed value, such structure may be restored to its prior legal non-conforming use provided that, among other things, such restoration occurs within two years after such damage. Otherwise, such structure may only be restored in accordance with the current zoning code.

The Magnolia Estates Mortgaged Property is legal nonconforming as to use as manufactured home park uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is

Schedule D-1 to Exhibit D

damaged or destroyed by a cause beyond the control of the related Mortgagor, such structure may be restored to its prior legal non-conforming use provided that, among other conditions, such restoration is commenced within one year of the date of such damage or destruction and diligently pursued to completion within two years of the date of such damage or destruction.

The Windy Hills Mortgaged Property is legal non-conforming as to use as manufactured home park uses are no longer permitted under the current zoning code without a special use permit and the related Mortgagor has not obtained such a permit.  If a structure containing a legal non-conforming use is damaged by fire or other cause beyond the control of the related Mortgagor or by an act of God (as applicable, a “Casualty”), such structure may be restored to such prior legal non-conforming use provided that, among other conditions, such restoration is commenced within 12 months of the date of such Casualty and is completed within 24 months of the date of such Casualty.

The Denbigh Mortgaged Property is legal non-conforming as to use as manufactured home park uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is destroyed by accidental fire (excluding arson committed by the related Mortgagor) or by an act of God, such structure may be restored to such prior legal non-conforming use provided that, among other things, such structure is repaired, rebuilt or replaced within two years of the date of such destruction (subject to a two-year extension if such structure is in an area under federal disaster declaration and the structure has been damaged or destroyed as a direct result of the conditions that gave rise to the declaration).

The Greensprings Mortgaged Property is legal non-conforming as to use as manufactured home park uses are no longer permitted under the current zoning code without a special use permit and the related Mortgagor has not obtained such permit.  If a structure containing a legal non-conforming use is damaged by a Casualty, such structure may be restored to such prior legal non-conforming use provided that, among other conditions, such restoration is commenced within 12 months of the date of such Casualty and is completed within 24 months of the date of such Casualty.

Schedule D-1 to Exhibit D

SCHEDULE D-2 TO EXHIBIT D

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule D-2 to Exhibit D

SCHEDULE D-3 TO EXHIBIT D

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS
PERMITTED IN THE FUTURE

None.

Schedule D-3 to Exhibit D

SCHEDULE D-4 TO EXHIBIT D

CROSSED MORTGAGE LOANS

None.

Schedule D-4 to Exhibit D

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE MORTGAGE LOAN SELLER

[BARCLAYS CAPITAL REAL ESTATE INC.]

[ASSISTANT] SECRETARY’S CERTIFICATE

I, [_____], [an Assistant] [the] Secretary of BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation (the “Mortgage Loan Seller”), HEREBY CERTIFY that:

1.                  Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Mortgage Loan Seller, which is in full force and effect on the date hereof.

2.                  Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Mortgage Loan Seller, which are in full force and effect on the date hereof.

3.                  Attached hereto as Exhibit C is a copy of the certificate of good standing of the Mortgage Loan Seller issued by the office of the Secretary of State of the State of Delaware.

4.                  Each person who, as an officer or representative of the Mortgage Loan Seller, signed (i) the Mortgage Loan Purchase Agreement dated and effective as of August 28, 2026 (the “MLPA”), among the Mortgage Loan Seller, as seller and Deutsche Mortgage & Asset Receiving Corporation, as purchaser and (ii) the Indemnification Agreement dated as of August 14, 2026, among the Mortgage Loan Seller, Deutsche Mortgage & Asset Receiving Corporation, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc. and Mischler Financial Group, Inc., and any other document delivered in connection with the transactions contemplated thereby was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

[SIGNATURE PAGE FOLLOWS]

Exh. E-1

IN WITNESS WHEREOF, I have signed this Certificate as of [____], 2026.

BARCLAYS CAPITAL REAL ESTATE INC.

By:
Name:
Title:
E-1

EXHIBIT F

BILL OF SALE

1.              Parties. The parties to this Bill of Sale are the following:

Mortgage Loan Seller:	Barclays Capital Real Estate Inc.
Purchaser:	Deutsche Mortgage & Asset Receiving Corporation

2.              Sale. For value received, the Mortgage Loan Seller hereby conveys to the Purchaser, and without limiting Section 4(a) of the Mortgage Loan Purchase Agreement, dated and effective August 28, 2026 (the “Mortgage Loan Purchase Agreement”), between the Purchaser and the Mortgage Loan Seller without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit A (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement and all of the following property:

(a)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto due and payable after the Cut-off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)       All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.              Purchase Price. The par amount equal to $33,500,000 outstanding Cut-off Date Balance of the Mortgage Loans, plus accrued interest (exclusive of the Mortgage Loan Seller’s share of the costs set forth in Section 9 of the Mortgage Loan Purchase Agreement and subject to certain adjustments pursuant to the MOU).

4.              Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

Exh. F-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	BARCLAYS CAPITAL REAL ESTATE INC.

By:
Name:
Title:
F-2

PURCHASER:	DEUTSCHE MORTGAGE & ASSET
RECEIVING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

F-3